UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 29, 2015

Cooper Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		419-423-1321

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 2, 2015, Cooper Tire & Rubber Company (the "Company") issued a press release reporting its financial results for the second quarter 2015. A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2015, the Board of Directors (“Board”) of the Company elected Gary S. Michel as a new director, effective immediately, for an initial term ending at the Company’s 2016 Annual Meeting of Stockholders or until his earlier resignation or removal. Mr. Michel is not being appointed to any committees at this time. Mr. Michel is currently serving as president of Ingersoll Rand's (“IR”) residential heating, ventilation and air conditioning business. In 2014, the Company purchased approximately $20,091 of products and services from IR. Through September 2015, the Company has purchased approximately $1,772 of products and services from IR. Such purchases were made in the ordinary course of each company’s business. As a non-employee director, Mr. Michel will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed on March 27, 2015 with the Securities and Exchange Commission (the “SEC”).

On October 29, 2015, the Company also entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Michel (the “Indemnitee”). The Indemnification Agreement is substantially the same as the indemnification agreements into which the Company entered on December 18, 2006 with certain of its other directors and executive officers. The Company previously reported its entry into indemnification agreements with certain of its directors and executive officers on a Current Report on Form 8-K filed with the SEC on December 20, 2006 (the “December 2006 8-K”).

Generally, the Indemnification Agreement provides that the Company will indemnify the Indemnitee to the fullest extent permitted or required by Delaware law. The Indemnitee is not entitled to indemnification for any claim initiated by the Indemnitee against the Company or any Company director or officer unless the Company has joined in or consented to such claim. The Company will advance certain expenses to the Indemnitee prior to the final disposition of certain claims against the Indemnitee only if the Indemnitee executes and delivers to the Company an undertaking to repay any advanced amounts if he is ultimately determined to be not entitled to indemnification under the Indemnification Agreement. In certain situations, the Indemnitee will be required to meet certain statutory standards of conduct in order to be indemnified by the Company under the Indemnification Agreement. Pursuant to the Indemnification Agreement, the Company has agreed to refrain from amending its Restated Certificate of Incorporation or Bylaws to diminish the Indemnitee’s rights to indemnification provided by the Indemnification Agreement or other indemnity provisions. The Company has also agreed to use commercially reasonable efforts to maintain a minimum level of directors’ and officers’ liability insurance coverage for the directors and officers of the Company.

The summary of the Indemnification Agreement described above is qualified in its entirety by reference to the form Indemnification Agreement for Directors and Officers filed by the Company as Exhibit 10.1 to the December 2006 8-K, which form Indemnification Agreement for Directors and Officers is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 29, 2015, the Company issued a press release announcing the election of Mr. Michel as a new director of the Company. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01, as well as Exhibit 99.2, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01	Other Events.

On November 2, 2015, the Company posted a summary slide presentation regarding third quarter 2015 (the “Slide Presentation”) on its corporate website. A copy of the Slide Presentation is attached hereto as Exhibit 99.3 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated November 2, 2015
99.2	Press release dated October 29, 2015
99.3	Slide Presentation regarding third quarter 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Tire & Rubber Company

November 2, 2015	By:	/s/ Jack Jay McCracken

Name: Jack Jay McCracken
Title: Assistant General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 2, 2015

99.2	Press release dated October 29, 2015

99.3	Slide Presentation regarding third quarter 2015